Exhibit 4.3

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

No. 2	CUSIP No.: 88947E AS9

4.875% Senior Notes due 2027

TOLL BROTHERS FINANCE CORP.

a Delaware corporation

promises to pay to CEDE & CO.

or registered assigns the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) on March 15, 2027

4.875% Senior Notes due 2027

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

Authenticated: June 12, 2017

TOLL BROTHERS FINANCE CORP.

By
Name:	Joseph R. Sicree
Title:	Senior Vice President and
Chief Accounting Officer

By
Name:	Gregg L. Ziegler
Title:	Senior Vice President and Treasurer

[Signature Page to Global Note]

THE BANK OF NEW YORK MELLON, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.

By:
Authorized Signatory

Dated: June 12, 2017

[Signature Page to Global Note]

TOLL BROTHERS FINANCE CORP.

4.875% SENIOR NOTES DUE 2027

1.	Interest.

TOLL BROTHERS FINANCE CORP. (the “Issuer”), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer will pay interest semiannually on March 15 and September 15 of each year, commencing on September 15, 2017, until the principal is paid or made available for payment. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from March 10, 2017, provided that, if there is no existing Default in the payment of interest and if this Security is authenticated between a Record Date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment.

The Issuer will pay interest on the Securities (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special Record Date as may be fixed by the Issuer) to the Persons who are registered Holders of Securities at the close of business on March 1 or September 1, as the case may be, preceding such interest payment date (capitalized terms not defined herein have the meanings given to those terms in the Indenture or the Authorizing Resolution pertaining to the Securities of the Series of which this Security is a part, as applicable). Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.	Paying Agent and Registrar.

Initially, The Bank of New York Mellon (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change or appoint any Paying Agent, Registrar or co-Registrar without notice. Toll Brothers, Inc. (the “Company”) or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.

4.	Indenture.

The Issuer issued the Securities under an Indenture dated as of February 7, 2012 (the “Indenture”), among the Issuer, the Company, the other Guarantors and the Trustee. The terms of the Securities and the Guarantee include those stated in the Indenture (including those terms set forth in the Authorizing Resolution or supplemental indenture pertaining to the Securities of the Series of which this Security is a part) and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”) as in effect on the date of the Indenture. The Securities and the Guarantee are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to: Toll Brothers Finance Corp., c/o Toll Brothers, Inc., 250 Gibraltar Road, Horsham, Pennsylvania 19044, Attention: Chief Financial Officer.

5.	Optional Redemption.

Prior to the Par Call Date, the Issuer may, at its option, redeem the Securities in whole at any time, or in part from time to time, by providing at least 30 but not more than 60 days’ prior notice thereof, at a redemption price equal to the greater of:

•	100% of the principal amount of the Securities being redeemed; and

•	the present value of the Remaining Scheduled Payments on the Securities being redeemed on the redemption date (assuming, for this purpose, that the Securities are scheduled to mature on the Par Call Date, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 50 basis points (0.50%).

The Issuer will also pay accrued and unpaid interest on the Securities being redeemed to the date of redemption.

On or after the Par Call Date, the Issuer may, at its option, redeem the Securities in whole at any time, or in part from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest on the principal amount of the Securities being redeemed to the redemption date.

In determining the redemption price and accrued and unpaid interest, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If money sufficient to pay the redemption price of and accrued and unpaid interest on the Securities to be redeemed is deposited with the Trustee on or before the redemption date, on and after the redemption date interest will cease to accrue on the Securities (or such portions thereof) called for redemption and such Securities (or such portions thereof) will cease to be outstanding.

Notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent. In the event that any relevant condition precedent is not satisfied (or waived by the Issuer) as of the date specified for redemption in any such notice of redemption (or amendment thereto), the Issuer may, in its discretion, rescind such notice or amend it on one or more occasions to specify another redemption date until the satisfaction (or waiver by the Issuer) of any such conditions precedent, unless such notice is earlier rescinded by the Issuer as described above.

If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed, if the Securities are listed on a national securities exchange, in accordance with the rules of such exchange, or if the Securities are not so listed, on either a pro rata basis or by lot or by such method as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from Securities outstanding and not previously called for redemption. Securities in denominations of $2,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $2,000 or any integral multiple of $1,000 thereof) of the principal of Securities that have denominations larger than $2,000. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at the registered address of such Holder. On and after the redemption dates, interest ceases to accrue on the Securities or portions thereof called for redemption, provided that if the Issuer shall default in the payment of such Securities at the redemption price together with accrued and unpaid interest, interest shall continue to accrue at the rate borne by the Securities.

6.	Denominations, Transfer, Exchange.

The Securities are in registered form only without coupons in denominations of $2,000 and integral multiples of $1,000 thereof. A Holder may transfer or exchange Securities by presentation of such Securities to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security selected for redemption, except the unredeemed part thereof if the Security is redeemed in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

7.	Persons Deemed Owners.

The registered Holder of this Security shall be treated as the owner of it for all purposes.

8.	Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuer at its request. After that, Holders entitled to the money must look to the Issuer for payment unless an abandoned property law designates another Person.

9.	Amendment, Supplement, Waiver.

Subject to certain exceptions, the Indenture, the Guarantee or the Securities may be amended or supplemented by the Issuer with the consent of the Holders of at least a majority in principal amount of the outstanding Securities and any past default or compliance with any provision relating to the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without the consent of any Holder, the Issuer may amend or supplement the Indenture, the Guarantee or the Securities to cure any ambiguity, omission, defect or inconsistency (provided such action does not adversely affect the rights of the Holders), to evidence the succession of another Person to the Issuer or any Guarantor, to add covenants of the Issuer or of the Guarantors under Article Four of the Indenture for the benefit of the Holders or to surrender rights or powers conferred upon the Issuer or the Guarantors by the Indenture, to add Events of Default for the benefit of the Holders, to change or eliminate any provisions of the Indenture (provided such change or elimination shall become effective only when none of the Securities are outstanding), to add Guarantors, to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee, to close the Indenture as to authentication and delivery of additional Securities, to supplement Indenture provisions to permit or facilitate defeasance and discharge of the Securities (provided such action does not adversely affect the rights of the Holders), to provide that specific Indenture provisions shall not apply to an unissued Series of Securities, to provide for uncertificated Securities in addition to or in place of certificated Securities, to create a Series and establish its terms, to remove a Guarantor, other than the Company, which, in accordance with the terms of the Indenture, ceases to be liable in respect of the Guarantee, or to make any other change (provided such action does not adversely affect the rights of any Holder).

10.	Trustee Dealings with the Company.

The Bank of New York Mellon, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

11.	Discharge of Indenture.

The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

12.	No Recourse against Others.

A director, officer, employee or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

13.	Authentication.

This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

14.	Governing Law.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

15.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

ASSIGNMENT FORM

If you, the Holder, want to assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address, and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your signature: (Sign exactly as your name appears on the other side of this Security)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

GUARANTEE

The Guarantors listed on Schedule I attached hereto (the “Guarantors”) have unconditionally guaranteed, jointly and severally on a senior basis (such guarantee by each Guarantor being referred to herein as the “Guarantee”), (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. No past, present or future stockholder, partner, member, officer, director, manager, general partner, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such Person’s status as stockholder, partner, member, officer, director, manager, general partner, employee or incorporator. Each Holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantee. Each Holder of a Security by accepting a Security agrees that any Guarantor other than Toll Brothers, Inc. shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

TOLL BROTHERS, INC.

By:
Name:	Gregg L. Ziegler
Title:	Senior Vice President and Treasurer

THE GUARANTORS LISTED ON SCHEDULE I, ATTACHED HERETO

By:
Name:	Gregg L. Ziegler
Title:	Authorized Signatory

Attest:
Name:	Joseph R. Sicree
Title:	Senior Vice President and Assistant Secretary

[Signature Page to Global Note Guarantee]

SCHEDULE I

The Guarantors

110-112 Third Ave. Realty Corp.	First Brandywine Investment Corp. II
126-142 Morgan Street Urban Renewal LLC	First Brandywine Investment Corp. IV
134 Bay Street LLC	First Brandywine LLC I
1400 Hudson LLC	First Brandywine LLC II
1450 Washington LLC	First Brandywine Partners, L.P.
1451 Hudson LLC	First Huntingdon Finance Corp.
1500 Garden St. LLC	Franklin Farms G.P., Inc.
353-357 Broadway LLC	Frenchman’s Reserve Realty, LLC
353-357 Broadway Member LLC	Goshen Road Land Company LLC
700 Grove Street Urban Renewal LLC	Greens at Waynesborough, L.P.
89 Park Avenue LLC	Hatboro Road Associates LLC
Amwell Chase, Inc.	Hoboken Cove LLC
Arbor Hills Development LLC	Hoboken Land I LLC
Arbors Porter Ranch, LLC	Hoboken Land LP
Ashford Land Company, L.P.	Hockessin Chase, L.P.
Audubon Ridge, L.P.	HQZ Acquisitions, Inc.
Belmont Country Club I LLC	Jacksonville TBI Realty LLC
Belmont Country Club II LLC	Laurel Creek, L.P.
Belmont Land, L.P.	Liseter Land Company LLC
Binks Estates Limited Partnership	Liseter, LLC
Block 255 LLC	Long Meadows TBI, LLC
Block 268 LLC	Loudoun Valley Associates, L.P.
Brier Creek Country Club I LLC	MA Limited Land Corporation
Brier Creek Country Club II LLC	Martinsburg Ventures, L.L.C.
Broad Run Associates, L.P.	Mizner Realty, L.L.C.
Byers Commercial LLC	Morgan Street JV LLC
Byers Commercial LP	Naples TBI Realty, LLC
CC Estates Limited Partnership	NC Country Club Estates Limited Partnership
Cold Spring Hunt, L.P.	Orlando TBI Realty LLC
Coleman-Toll Limited Partnership	Placentia Development Company, LLC
Component Systems I LLC	Plum Canyon Master LLC
Component Systems II LLC	Porter Ranch Development Co.
CWG Construction Company LLC	PRD Investors, Inc.
Dominion Country Club, L.P.	PRD Investors, LLC
Dominion Valley Country Club I LLC	PT Maxwell Holdings, LLC
Dominion Valley Country Club II LLC	PT Maxwell, L.L.C.
Enclave at Long Valley I LLC	Rancho Costera LLC
Enclave at Long Valley II LLC	Regency at Denville. LLC
ESE Consultants, Inc.	Regency at Dominion Valley LLC
Estates at Princeton Junction, L.P.	Regency at Washington I LLC
Fairfax Investment, L.P.	Regency at Washington II LLC
Fairway Valley, Inc.	SH Homes Corporation

Shapell Hold Properties No. 1, LLC	Toll Bros., Inc.
Shapell Homes, Inc.	Toll Brothers AZ Construction Company
Shapell Industries, Inc.	Toll Brothers AZ Limited Partnership
Shapell Land Company, LLC	Toll Brothers Canada USA, Inc.
SI Investment Corporation	Toll Brothers Real Estate, Inc.
Silverman-Toll Limited Partnership	Toll Brothers, Inc.
Sorrento at Dublin Ranch I LP	Toll Buckeye Corp.
Sorrento at Dublin Ranch III LP	Toll CA GP Corp.
South Riding Amberlea LP	Toll CA Holdings, Inc.
South Riding Partners Amberlea LP	Toll CA I LLC
South Riding Partners, L.P.	Toll CA II, L.P.
South Riding Realty LLC	Toll CA III LLC
South Riding, L.P.	Toll CA III, L.P.
Southport Landing Limited Partnership	Toll CA IV, L.P.
Springton Pointe, L.P.	Toll CA IX, L.P.
SR Amberlea LLC	Toll CA Note II LLC
SRLP II LLC	Toll CA V, L.P.
Stone Mill Estates, L.P.	Toll CA VI, L.P.
Swedesford Chase, L.P.	Toll CA VII, L.P.
Tampa TBI Realty LLC	Toll CA VIII, L.P.
TB Kent Partners LLC	Toll CA X, L.P.
TB Proprietary Corp.	Toll CA XI, L.P.
TBI/Palm Beach Limited Partnership	Toll CA XII, L.P.
Tenby Hunt, Inc.	Toll CA XIX, L.P.
The Bird Estate Limited Partnership	Toll CA XX, L.P.
The Regency Golf Club I LLC	Toll CA, L.P.
The Regency Golf Club II LLC	Toll Cedar Hunt LLC
The Silverman Building Companies, Inc.	Toll Centennial Corp.
Toll Architecture I, P.A.	Toll CO GP Corp.
Toll Architecture, Inc.	Toll CO I LLC
Toll at Brier Creek Limited Partnership	Toll CO II, L.P.
Toll at Westlake, L.P.	Toll CO III, L.P.
Toll at Whippoorwill, L.P.	Toll CO, L.P.
Toll Austin TX II LLC	Toll Corners LLC
Toll Austin TX III LLC	Toll Corp.
Toll Austin TX LLC	Toll CT II Limited Partnership
Toll AZ GP Corp.	Toll CT III Limited Partnership
Toll BBC II LLC	Toll CT IV Limited Partnership
Toll BBC LLC	Toll CT Limited Partnership
Toll Brooklyn L.P.	Toll Dallas TX LLC
Toll Bros. of Arizona, Inc.	Toll DE II LP
Toll Bros. of North Carolina II, Inc.	Toll DE LP
Toll Bros. of North Carolina III, Inc.	Toll Development Company, Inc.
Toll Bros. of North Carolina, Inc.	Toll Diamond Corp.
Toll Bros., Inc.	Toll EB, LLC
Toll Bros., Inc.	Toll Equipment, L.L.C.

Toll Estero Limited Partnership	Toll Land IX Limited Partnership
Toll FL GP Corp.	Toll Land V Limited Partnership
Toll FL I, LLC	Toll Land VI Limited Partnership
Toll FL II Limited Partnership	Toll Land VII LLC
Toll FL III Limited Partnership	Toll Land X Limited Partnership
Toll FL IV Limited Partnership	Toll Land XI Limited Partnership
Toll FL IV LLC	Toll Land XIX Limited Partnership
Toll FL Limited Partnership	Toll Land XV Limited Partnership
Toll FL V Limited Partnership	Toll Land XVI Limited Partnership
Toll FL V LLC	Toll Land XVIII Limited Partnership
Toll FL VI Limited Partnership	Toll Land XX Limited Partnership
Toll FL VII Limited Partnership	Toll Land XXI Limited Partnership
Toll FL VIII Limited Partnership	Toll Land XXII Limited Partnership
Toll FL X Limited Partnership	Toll Land XXIII Limited Partnership
Toll FL XII Limited Partnership	Toll Land XXV Limited Partnership
Toll FL XIII Limited Partnership	Toll Lexington LLC
Toll Ft. Myers Limited Partnership	Toll MA Development LLC
Toll GA GP Corp.	Toll MA Holdings LLC
Toll GA LP	Toll MA I LLC
Toll Glastonbury LLC	Toll MA II LLC
Toll Golden Corp.	Toll MA III LLC
Toll Granite Corp.	Toll MA IV LLC
Toll Grove LP	Toll MA Land II GP LLC
Toll Henderson LLC	Toll MA Land III Limited Partnership
Toll Hoboken LLC	Toll MA Land Limited Partnership
Toll Holdings, Inc.	Toll MA Management LLC
Toll Houston Land LLC	Toll MD AF Limited Partnership
Toll Houston TX LLC	Toll MD Builder Corp.
Toll Hudson LP	Toll MD Builder I, L.P.
Toll ID I LLC	Toll MD I, L.L.C.
Toll IL GP Corp.	Toll MD II Limited Partnership
Toll IL HWCC, L.P.	Toll MD II LLC
Toll IL II, L.P.	Toll MD III Limited Partnership
Toll IL III, L.P.	Toll MD III LLC
Toll IL IV, L.P.	Toll MD IV Limited Partnership
Toll IL WSB, L.P.	Toll MD IV LLC
Toll IL, L.P.	Toll MD IX Limited Partnership
Toll IN LLC	Toll MD Limited Partnership
Toll Jacksonville Limited Partnership	Toll MD V Limited Partnership
Toll Jupiter LLC	Toll MD VI Limited Partnership
Toll Land Corp. No. 10	Toll MD VII Limited Partnership
Toll Land Corp. No. 6	Toll MD VIII Limited Partnership
Toll Land Corp. No. 20	Toll MD X Limited Partnership
Toll Land Corp. No. 43	Toll MD XI Limited Partnership
Toll Land Corp. No. 50	Toll MI GP Corp.
Toll Land IV Limited Partnership	Toll MI VII Corp.

Toll MI II Limited Partnership	Toll NV GP I LLC
Toll MI III Limited Partnership	Toll NV Holdings LLC
Toll MI IV Limited Partnership	Toll NV Limited Partnership
Toll MI Limited Partnership	Toll NY II LLC
Toll MI V Limited Partnership	Toll NY III L.P.
Toll MI VI Limited Partnership	Toll NY IV L.P.
Toll Mid-Atlantic LP Company, Inc.	Toll NY L.P.
Toll Mid-Atlantic Note Company, Inc.	Toll NY V L.P.
Toll Midwest LLC	Toll OH GP Corp.
Toll Midwest Note Company, Inc.	Toll Orlando Limited Partnership
Toll MN GP Corp.	Toll PA Builder Corp.
Toll MN II, L.P.	Toll PA Development LP
Toll MN, L.P.	Toll PA GP Corp.
Toll Morgan Street LLC	Toll PA II GP Corp.
Toll Naval Associates	Toll PA II, L.P.
Toll NC GP Corp.	Toll PA III GP Corp.
Toll NC I LLC	Toll PA III, L.P.
Toll NC II LP	Toll PA IV, L.P.
Toll NC III LP	Toll PA IX, L.P.
Toll NC IV LLC	Toll PA Management LP
Toll NC Note II LLC	Toll PA Twin Lakes LLC
Toll NC Note LLC	Toll PA V, L.P.
Toll NC, L.P.	Toll PA VI, L.P.
Toll NH GP Corp.	Toll PA VIII, L.P.
Toll NJ Builder I, L.P.	Toll PA X, L.P.
Toll NJ I, L.L.C.	Toll PA XI, L.P.
Toll NJ II, L.L.C.	Toll PA XII, L.P.
Toll NJ II, L.P.	Toll PA XIII, L.P.
Toll NJ III, L.P.	Toll PA XIV, L.P.
Toll NJ III, LLC	Toll PA XIX, L.P.
Toll NJ IV, L.P.	Toll PA XV, L.P.
Toll NJ IV LLC	Toll PA XVI, L.P.
Toll NJ V, L.P.	Toll PA XVII, L.P.
Toll NJ VI, L.P.	Toll PA XVIII, L.P.
Toll NJ VII, L.P.	Toll PA, L.P.
Toll NJ VIII, L.P.	Toll Palmetto Corp.
Toll NJ XI, L.P.	Toll Peppertree, Inc.
Toll NJ XII LP	Toll Prasada LLC
Toll NJ, L.P.	Toll Realty Holdings Corp. I
Toll NJX-I Corp.	Toll Realty Holdings Corp. II
Toll North LV LLC	Toll Realty Holdings LP
Toll North Reno LLC	Toll RI GP Corp.
Toll Northeast LP Company, Inc.	Toll RI II, L.P.
Toll Northeast Note Company, Inc.	Toll RI, L.P.
Toll Northeast Services, Inc.	Toll San Antonio TX LLC
Toll NV GP Corp.	Toll SC GP Corp.

Toll SC II, L.P.	Toll VA V, L.P.
Toll SC III, L.P.	Toll VA VI, L.P.
Toll SC IV, L.P.	Toll VA VII, L.P.
Toll SC, L.P.	Toll VA VIII, L.P.
Toll South LV LLC	Toll VA, L.P.
Toll South Reno LLC	Toll Van Wyck, LLC
Toll Southeast LP Company, Inc.	Toll Vanderbilt II LLC
Toll Southeast Note Company, Inc.	Toll WA GP Corp.
Toll Southwest II LLC	Toll WA LP
Toll Southwest LLC	Toll West Coast II LLC
Toll Southwest Note Company, Inc.	Toll West Coast LLC
Toll Stonebrae LP	Toll WestCoast Note Company, Inc.
Toll Stratford LLC	Toll WV GP Corp.
Toll SW Holding I Corp.	Toll WV LP
Toll SW Holding LLC	Toll YL II, L.P.
Toll TN GP Corp.	Toll YL, Inc.
Toll TX GP Corp.	Toll-Dublin, L.P.
Toll TX Note LLC	Toll-Dublin, LLC
Toll VA GP Corp.	Upper K Investors, Inc.
Toll VA II, L.P.	Upper K Investors, LLC
Toll VA III L.L.C.	Upper K-Shapell, LLC
Toll VA III, L.P.	Vanderbilt Capital, LLC
Toll VA IV, L.P.	Village Partners, L.P.
Toll VA L.L.C.	Virginia Construction Co. I, LLC
Toll VA Member Two, Inc.	Virginia Construction Co. II, LLC